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                                                                    EXHIBIT 13.1


 [LOGO]

                                      NEWS
                                     RELEASE


                              FIRST QUARTER REPORT
                                      2001

 TO THE SHAREHOLDERS:

 Thomaston Mills' first fiscal quarter began on a slow note. Sales for the quarter were $36,633,000, down ten percent from the year before, and the Company's gross margin fell to $1,632,000 compared to $4,499,000 the year before. This yields a net loss for the quarter of $3,603,000 or $.55 per share.

 Our retail customers have slowed in taking out their orders, and this caused lower capacity utilization in both consumer products and apparel fabrics. The Company has performed well in on time delivery and quality, and this has helped build business for future shipment.

 Selling, general and administrative expenses were reduced over $600,000 for the quarter compared to the same quarter last year, and debt was reduced by over $8.0 million from the year before.

 In looking ahead, we expect continued slowness at retail through the December quarter. The entire industry is operating in a challenging environment and Thomaston Mills has not been immune to the effects. Our people are putting forth tremendous effort to return to profitability, and we are seeing improvement in orders for shipment in the January quarter.

 Sincerely,

 /s/ Neil H. Hightower
 --------------------
 Neil H. Hightower
 President and CEO

 November 3, 2000


                              THOMASTON MILLS, INC.
                               Post Office Box 311
                            THOMASTON, GEORGIA 30286



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                              THOMASTON MILLS, INC.

                       CONDENSED STATEMENTS OF OPERATIONS
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                          13 WEEKS ENDED       13 Weeks Ended
                                                        SEPTEMBER 30, 2000     October 2, 1999
                                                        ------------------     ---------------
Net sales ........................................          $    36,633           $    40,724
Cost of sales ....................................               35,001                36,225
                                                            -----------           -----------
   Gross profit ..................................                1,632                 4,499
Selling, general and administrative expenses .....                3,386                 4,057
Other expense (income), net ......................                  (35)                 (116)
                                                            -----------           -----------
   Operating profit (loss) .......................               (1,719)                  558
Interest expense .................................                2,154                 2,068
Amortization of credit agreement fees ............                  151                    74
                                                            -----------           -----------
Loss from continuing operations ..................               (4,024)               (1,584)
Income (loss) from discontinued operations .......                  421                    (6)
                                                            -----------           -----------
Net loss .........................................          $    (3,603)          $    (1,590)
                                                            ===========           ===========
Weighted average number of shares ................            6,540,046             6,540,046
Basic and diluted loss per share:
 Continuing operations ...........................          $     (0.62)          $     (0.24)
 Discontinued operations .........................                  .07                  0.00
                                                            -----------           -----------
Net loss per share ...............................          $     (0.55)          $     (0.24)
                                                            -----------           -----------



                            CONDENSED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


                                                                               SEPTEMBER 30, 2000   July 1, 2000
                                                                               ------------------   ------------
ASSETS
Current assets
 Cash and cash equivalents ...............................................          $  1,081          $  1,415
 Accounts receivable less allowance of $706 at September 30, 2000
   and $621 at July 1, 2000 ..............................................            22,615            29,218
 Inventories .............................................................            34,049            37,236
 Other current assets ....................................................             1,550               573
                                                                                    --------          --------
      Total current assets ...............................................            59,295            68,442

Property, plant and equipment ............................................           171,476           170,600
  Less allowance for depreciation ........................................           126,247           124,366
                                                                                    --------          --------
                                                                                      45,229            46,234
Assets held for sale .....................................................             5,431             5,628
Deferred income taxes ....................................................             2,709             2,709
Other assets .............................................................             7,149             8,398
                                                                                    --------          --------
      Total assets .......................................................          $119,813          $131,411
                                                                                    ========          ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
 Accounts payable ........................................................          $ 17,185          $ 19,857
 Accrued liabilities .....................................................            10,667             9,533
 Current portion of long-term debt
   and capital lease obligations .........................................             4,545             4,147
 Revolving credit ........................................................            28,280            34,525
                                                                                    --------          --------
      Total current liabilities ..........................................            60,677            68,062

Obligations under capital leases less current portion ....................               460               564
Long-term debt, less current portion .....................................            29,228            29,876
Other liabilities ........................................................             1,631             1,489
Shareholders' equity .....................................................            27,817            31,420
                                                                                    --------          --------
      Total liabilities and shareholders' equity .........................          $119,813          $131,411
                                                                                    ========          ========

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RECLASSIFICATIONS: CERTAIN RECLASSIFICATIONS WERE MADE TO THE 2000 CONSOLIDATED
FINANCIAL STATEMENTS IN ORDER TO CONFORM TO THE 2001 PRESENTATION. FORWARD-LOOKING STATEMENTS: CERTAIN OF THE ABOVE STATEMENTS CONTAINED HEREIN CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESS OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHER THINGS, BUSINESS CONDITIONS, VOLATILITY OF COMMODITIES MARKETS, ABILITY TO CONTROL OPERATING COSTS, DEVELOPING SUCCESSFUL NEW PRODUCTS AND MAINTAINING EFFECTIVE PRICING AND PROMOTION OF ITS PRODUCTS.